Exhibit 10.25

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of October 26, 2007, is by and among Sierra Holdings Corp. (“Parent”), the Majority Stockholders (as defined below) and the individuals listed on Schedule A attached hereto (each such individual, a “Management Stockholder” and collectively, the “Management Stockholders”), and each Management Transferee (as defined below) that may become a party to this agreement from time to time in accordance with the provisions hereof.

WHEREAS, each Management Stockholder has purchased or otherwise acquired restricted stock units, shares of common stock of Parent, $0.001 par value per share (“Common Stock”), and/or options to purchase shares of Common Stock, for cash or in exchange for restricted stock units, options to acquire shares of common stock of Avaya Inc. (“Avaya”) that were outstanding prior to the Merger and that are being continued in connection with the Merger, and/or shares of common stock of Avaya (such purchased or otherwise acquired restricted stock units, shares of Common Stock and options (and any shares of Common Stock issuable upon the exercise thereof), the “Invested Equity”);

WHEREAS, each Management Stockholder may be granted options to purchase Common Stock (the “Options”), pursuant to the Sierra Holdings Corp. Equity Incentive Plan (the “Plan”) or may otherwise purchase or acquire shares of Common Stock;

WHEREAS, as a condition to the issuance of any shares of Common Stock or Options by Parent to a Management Stockholder prior to the occurrence of an IPO, such Management Stockholder is required to execute this Agreement; and

WHEREAS, each Management Stockholder, each Majority Stockholder and Parent desire to enter into this Agreement and to have this Agreement apply to all Shares.

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Representations and Warranties.

(a) Representations and Warranties of the Stockholders. Each Management Stockholder and each Management Transferee that becomes a party hereto hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each Majority Stockholder and to Parent that on the date hereof or, with respect to a Management Transferee that becomes a party hereto following the date hereof, on the date on which such Management Transferee becomes a party hereto:

(i) Existence; Authority; Enforceability. If it is an entity, such Management Stockholder or Management Transferee has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. If it is an entity, such Management Stockholder or Management Transferee is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such Management Stockholder or such Management Transferee and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(ii) Absence of Conflicts. The execution and delivery by such Management Stockholder or Management Transferee of this Agreement and the performance of its obligations hereunder do not and will not (i) if it is an entity, conflict with, or result in the breach of any provision of the constitutive documents of such Management Stockholder or Management Transferee; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Management Stockholder or Management Transferee is a party or by which such Management Stockholder’s or such Management Transferee’s assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to such Management Stockholder or Management Transferee.

(iii) Consents. Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Management Stockholder or Management Transferee in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

(b) Representations and Warranties of Parent. Parent hereby represents and warrants to each Management Stockholder and to each Majority Stockholder that on the date hereof:

(i) Existence; Authority; Enforceability. Parent has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. Parent is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by Parent and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’

rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(ii) Absence of Conflicts. The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the organizational documents of Parent or any of its subsidiaries; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which Parent or any of its subsidiaries is a party or by which Parent’s or any of its subsidiaries’ assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to Parent or any of its subsidiaries.

(iii) Consents. Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by Parent or any of its subsidiaries in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

(c) Entitlement of the Parties to Rely on Representations and Warranties. The foregoing representations and warranties may be relied upon by Parent, by the Majority Stockholders and by the Management Stockholders in connection with the entering into of this Agreement.

2. Issuance of Shares. Each Management Stockholder and each Management Transferee that becomes a party hereto acknowledges and agrees that each certificate for Shares shall bear the following legends:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE, AND THE VOTING THEREOF, IS RESTRICTED BY THE TERMS OF A MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF OCTOBER 26, 2007, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

In the event that all or any portion of a restrictive legend set forth above has ceased to be applicable, Parent shall provide any Management Stockholder or Management Transferee that has become a party hereto, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend (or the applicable portion thereof) with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in this Section 2 shall cease and terminate upon the termination of this Agreement).

3. Transfer of Shares.

(a) Transfer Restrictions. Each Management Stockholder and each Management Transferee that is a party hereto hereby agrees that, at any time prior to the earlier of (x) the six (6)-month anniversary of the IPO and (y) the fifth (5th) anniversary of the Closing Date, such Management Stockholder or Management Transferee will not cause or permit his, her or its Shares or his, her or its interest in such Shares to be Transferred (including, but not limited to, by means of a gift or testamentary transfer); provided, however, that such Shares or any such interest may be Transferred:

(i) subject to compliance with all applicable tax, securities and other laws, to a Permitted Transferee of such Management Stockholder or Management Transferee in accordance with the terms of Section 3(d);

(ii) subject to compliance with all applicable tax, securities and other laws, to a Management Stockholder or to a Management Transferee that is a party hereto;

(iii) as a Drag-Along Stockholder in accordance with Section 6 of this Agreement; or

(iv) as a Tag-Along Stockholder in accordance with Section 7 of this Agreement,

subject in the case of the foregoing clauses (i) and (ii) to the agreement by each Management Transferee (other than Parent, a Management Transferee that is already a party to this Agreement, or as otherwise permitted by Parent) in writing to be bound by the terms of this Agreement as a “Management Transferee” hereunder as if such Management Transferee had been an original signatory hereto. In the event that the Transfer restrictions described in this Section 3(a) terminate prior to the six (6)-month anniversary of the IPO, any Transfer of Shares or an interest in Shares by a Management Stockholder or a Management Transferee that is a party hereto following such termination shall be subject to the agreement by each Management Transferee (other than Parent, a Management Transferee that is already a party to this Agreement, or as otherwise permitted by Parent) in writing to be bound by the terms of this Agreement as a “Management Transferee” hereunder as if such Management Transferee had been an original signatory hereto.

(b) Notwithstanding the foregoing, in no event shall any Management Stockholder or Management Transferee be entitled to Transfer its Shares to any Person (whether or not to an Affiliate) that in the reasonable judgment of either of the Majority Stockholders, exercised in good faith, is an actual or potential competitor of, or other Person who is adverse to the interests of, Parent or Avaya or to any Person who (directly or indirectly) (i) holds an ownership interest in such actual or potential competitor equal to five percent (5%) or more, (ii) has invested $50,000,000 or more in such actual or potential competitor or (iii) has designated, or has the right to designate, a member of the board of directors of such actual or potential competitor, in each case without the approval of each Majority Stockholder, the approval of a particular Majority Stockholder being required only for so long as such Majority Stockholder holds greater than five percent (5%) of the outstanding shares of Common Stock, except, in or following a QPO, in any bona fide underwritten public offering or in any Rule 144 sale. In addition, no Management Stockholder or Management Transferee shall be entitled to Transfer its Shares at any time if such Transfer would:

(i) violate the Securities Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to Parent or the Shares;

(ii) cause Parent to be required to register Common Stock under Section 12(g) of the Exchange Act;

(iii) cause Parent to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(iv) be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of Parent to constitute “plan assets” under ERISA or Section 4975 of the Code.

In the event of a purported Transfer by a Management Stockholder or Management Transferee of any Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and Parent will not give effect to such Transfer.

(c) Black-out Periods.

(i) Black-Out Periods for Public Sales. In the event of a Public Sale of Parent’s equity securities in an Underwritten Offering, each Management Stockholder and each Management Transferee that has become a party hereto hereby agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by both Majority Stockholders, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) or enter into any swap or other arrangement that transfers to another any of the economic consequences of any securities, if, in either case, such securities are the same as or similar to those being Registered in connection with such Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending one hundred eighty (180) days (in the event of the IPO) or ninety (90) days (in the event of any other Public Sale) (or, in either case, such lesser period as may be permitted by Parent or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by Parent or the managing underwriter or underwriters; provided, however, that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO and (ii) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein.

(ii) Black-Out Period for Other Offerings. In the case of a Demand Registration or a Registration pursuant to a Shelf Registration Statement at the request of one or more Majority Stockholders, in either case for an Underwritten Offering, each Management Stockholder and each Management Transferee that has become a party hereto hereby agrees, if requested by the participating Majority Stockholders or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the participating Majority Stockholders or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Majority Stockholders or the managing underwriter or underwriters.

(iii) Waiver. To the extent the provisions of Section 3(c)(i) or Section 3(c)(ii) are waived with respect to a given Management Stockholder or analogous provisions are waived with respect to another stockholder of the Company who is subject to such analogous provisions, the provisions of Section 3(c)(i) or Section 3(c)(ii) shall be waived for the Management Stockholders and the Management Transferees party hereto.

(d) Transfers to Permitted Transferees. A Management Stockholder or a Management Transferee that has become a party hereto may Transfer its Shares to a Permitted Transferee of such Management Stockholder or Management Transferee in accordance with Section 3(a)(i); provided that each Permitted Transferee of any Management Stockholder or Management Transferee to whom or to which Shares are Transferred (other than Parent pursuant to clause (iii) of the definition of Permitted Transferee) shall, and such Management Stockholder or Management Transferee shall cause such Permitted Transferee to, Transfer back to such Management Stockholder or Management Transferee (or to another Permitted Transferee of such Management Stockholder or Management Transferee) any Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Management Stockholder or Management Transferee.

(e) Transfers of Options. Any Transfer of Options by a Management Stockholder or a Management Transferee that has become a party hereto shall be governed by and subject to the terms and conditions of the Plan.

4. Call and Put Rights.

(a) Call Right.

(i) Except as otherwise agreed in writing by Parent and a Management Stockholder, if, prior to an IPO, a Management Stockholder’s Employment is terminated for any reason other than for Cause, or if a Management Stockholder resigns his or her Employment for any reason, Parent (or its designated assignee) shall have the right, during the ninety (90)-day period following the later to occur of (x) the termination of such Management Stockholder’s Employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Shares by such Management Stockholder, to purchase from such Management Stockholder and any Management Transferee that holds Covered Management Shares of such Management Stockholder, and upon the exercise of such call right such Management Stockholder and such Management Transferee(s) shall sell to Parent (or its designated assignee), all (or a portion, as designated by Parent (or its designated assignee)) of the Covered Management Shares of such Management Stockholder (other than Invested Equity) held by such Management Stockholder and such Management Transferee(s) as of the date as of which such call right is exercised at a per-Share price equal to the Fair Market Value of a share of Common Stock, determined as of the date as of which such call right is exercised.

(ii) Except as otherwise agreed in writing by Parent and a Management Stockholder, if, prior to an IPO, a Management Stockholder’s Employment is terminated for Cause, Parent (or its designated assignee) shall have the right, during the ninety (90)-day period following the later to occur of (x) the termination of such Management Stockholder’s Employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Shares by such Management Stockholder, to purchase from such Management Stockholder and any Management Transferee that holds Covered Management Shares of such Management Stockholder, and upon the exercise of such call right such Management Stockholder and such Management Transferee(s) shall sell to Parent (or its designated assignee), all (or a portion, as designated by Parent (or its designated assignee)) of the Covered Management Shares of such Management Stockholder (other than Invested Equity) held by such Management Stockholder and such Management Transferee(s) as of the date as of which such call right is exercised at a per-Share price (the “Bad Leaver Price”) equal to the lesser of (i) the Fair Market Value of a share of Common Stock, determined as of the date as of which such call right is exercised, and (ii) the price paid, if any, by such Management Stockholder for such Covered Management Shares; provided, that for purposes of the foregoing clause (ii), the price paid by a Management Stockholder for a share acquired upon exercise of an Option shall be deemed to be equal to the exercise price of such Option.

(iii) Except as otherwise agreed in writing by Parent and a Management Stockholder, if, prior to an IPO, a Management Stockholder resigns his or her Employment and Competes, Parent (or its designated assignee) shall have the right, during the one hundred eighty (180)-day period following the later to occur of (x) the first date on which such Management Stockholder Competes and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Shares by such Management Stockholder, to purchase from such Management Stockholder and any Management Transferee that holds Covered Management

Shares of such Management Stockholder, and upon the exercise of such call right such Management Stockholder and such Management Transferee(s) shall sell to Parent (or its designated assignee), all (or a portion, as designated by Parent (or its designated assignee)) of the Covered Management Shares of such Management Stockholder (other than Invested Equity) held by such Management Stockholder and such Management Transferee(s) as of the date as of which such call right is exercised at a per-Share price equal to the Bad Leaver Price.

(iv) Parent (or its designated assignee) shall exercise its call rights under this Section 4(a) by delivering to the applicable Management Stockholder and each applicable Management Transferee a written notice specifying its intent to purchase the Covered Management Shares of such Management Stockholder (other than Invested Equity) held by such Management Stockholder and/or such Management Transferee(s) (the “Call Notice”), the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as Parent (or its designated assignee) shall specify, which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which Parent’s call right is exercised.

(v) In the event that Parent has exercised its call right pursuant to this Section 4(a) with respect to Covered Management Shares held by (i) a Management Stockholder that (A) Competes or (B) is reasonably determined by Parent to have been eligible for termination for Cause, in either case following Parent’s exercise of such call right, and/or (ii) one or more Management Transferees that held Covered Management Shares of such Management Stockholder, such Management Stockholder and/or such Management Transferee(s) shall be obligated to deliver to Parent, within five (5) days following notice from Parent that such amount is due, an amount equal to the product of (x) the number of Covered Management Shares purchased by Parent in connection with such exercise of its call right, multiplied by (y) the excess, if any, of the price per Share paid by Parent for such Covered Management Shares over the Bad Leaver Price.

(b) Put Right. Except as otherwise agreed in writing by Parent and a Management Stockholder, if, prior to an IPO, any Management Stockholder ceases to be employed by Parent or any of its subsidiaries as a result of such Management Stockholder’s death or Disability (and if and to the extent permitted by the Code (including Section 409A thereof)), such Management Stockholder (or such Management Stockholder’s estate or legal representatives) and each Management Transferee that (a) has become a party hereto, (b) is described in clause (ii) of the definition of “Management Transferee” or is a Permitted Transferee of such Management Stockholder, and (c) holds Covered Management Shares of such Management Stockholder shall have the right to require Parent, upon thirty (30) days prior notice, out of funds legally available therefor, to repurchase all or any portion of such Management Stockholder’s Covered Management Shares on a date that is (x) at least six (6) months after the date on which such Management Stockholder or such Management Transferee acquired such Covered Management Shares and (y) less than one (1) year after such Management Stockholder ceases to be employed by Parent or any of its subsidiaries. The purchase price per Share for each such Covered Management Share shall be equal to the Fair Market Value of a Share of Common Stock, determined as of the date as of which such put right is exercised.

(c) Cash Payments. Parent shall use commercially reasonable efforts, but without any obligation for Parent to incur any incremental cost or liability, to make any payment required by Section 4 in cash, but to the extent that (i) the payment in cash of any amount owed by Parent pursuant to Section 4(a) or Section 4(b) or under a Promissory Note issued under this Section 4(c) or (ii) a distribution to Parent from any of its subsidiaries in an amount equal to the amount of cash required to be paid under the terms of Section 4(a) or Section 4(b) or the amount of any payment on a Promissory Note issued under this Section 4(c) would, in any event, constitute, result in or give rise to a breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by Parent, Avaya or any of their Affiliates and in effect on such date in respect of indebtedness for borrowed money or debt security, would be prohibited under Section 160 of the DGCL (“Section 160”), or would otherwise violate the DGCL (or if Parent reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), then Parent will not be obligated to pay such amount in cash, and will instead, to the extent permitted by Section 160, issue a Promissory Note. Notwithstanding anything herein to the contrary, any Promissory Note issued pursuant to this Section 4(c) shall be immediately due and payable no later than the first day of the first calendar quarter commencing after payment of the principal and interest due thereon would no longer result in a breach, violation, default, event of default or right or cause of action of the sort described in the preceding sentence.

(d) Prepayments. Any Promissory Note issued under this Section 4 may be prepaid in whole or in part at any time and from time to time without premium or penalty at the election of Parent.

5. Right of First Offer.

(a) Each Majority Stockholder shall have a right of first offer over any Shares proposed to be Transferred by a Management Stockholder or a Management Transferee that has become a party hereto, which shall be exercised in the following manner:

(i) Any transferring Management Stockholder or Management Transferee shall provide the Majority Stockholders with written notice (an “Offer Notice”) of its desire to Transfer such Shares. The Offer Notice shall specify the number Shares such Management Stockholder or Management Transferee wishes to Transfer, the proposed purchase price for such Shares and any other terms and conditions material to the sale proposed by such Management Stockholder or Management Transferee.

(ii) The Majority Stockholders shall have a period of (i) prior to an IPO, up to fifteen (15) Business Days following receipt of the Offer Notice and (ii) at any time after an IPO, up to three (3) Business Days following receipt of the Offer Notice to elect to purchase (or to cause one or more of their Affiliates to purchase) all of such Shares on the terms and conditions set forth in the Offer Notice by delivering to the transferring Management Stockholder or Management Transferee a written notice thereof. The opportunity to purchase such Shares shall be allocated among the Majority Stockholders pro rata based upon the number of shares of Common Stock held by each Majority Stockholder unless the Majority Stockholders otherwise agree, provided that if one Majority Stockholder does not elect to purchase its full allotment of Shares, the other Majority Stockholder shall be permitted to purchase such shortfall.

(iii) If any Majority Stockholder elects to purchase (or to cause one or more of its Affiliates to purchase) all of the Shares which are the subject of the proposed Transfer within the applicable response period, such purchase shall be consummated within the later of (A) ten (10) Business Days after the date on which such Majority Stockholder notifies the transferring Management Stockholder or Management Transferee of such election or (B) three (3) Business Days after all required governmental approvals have been obtained (or all required governmental waiting periods have elapsed). If the Majority Stockholders fail to elect to purchase all of the Shares within the fifteen (15) Business Day or three (3) Business Day period, as the case may be, mentioned above, the transferring Management Stockholder or Management Transferee may Transfer such Shares at any time within ninety (90) days following such period at a price which is not less than the purchase price specified in the Offer Notice and on other terms and conditions no more favorable, in any material respect, to the purchaser than those specified in the Offer Notice.

(b) In connection with the Transfer of all or any portion of a Management Stockholder’s or a Management Transferee’s Shares pursuant to this Section 5, the transferring Management Stockholder or Management Transferee shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against such Management Stockholder or Management Transferee, the Shares to be Transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Shares and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.

(c) The provisions of this Section 5 shall not apply to Transfers of Shares (i) to Permitted Transferees in accordance with Section 3(a)(i) and Section 3(c), (ii) made pursuant to, or consequent upon, the exercise of the drag-along or tag-along rights set forth in Section 6 and Section 7, respectively, (iii) made pursuant to a registered public offering or (iv) made pursuant to Rule 144. The provisions of this Section 5 shall terminate upon the completion of an IPO that generates gross proceeds to Parent of at least $250,000,000.

6. Drag Along Rights.

(a) If one or more Majority Stockholders agree to enter into a transaction which would result in the Transfer, in a single transaction or a series of related transactions, of a number of shares of Common Stock representing Control of Parent to a non-Affiliate third party (a “Drag-Along Buyer”) that is not a Majority Stockholder Permitted Transferee, such Majority Stockholder(s) (the “Transferring Stockholders”) may compel each Management Stockholder and each Management Transferee that has become a party hereto (together, the “Drag-Along Stockholders”) to sell such Management Stockholder’s or Management Transferee’s, as applicable, Shares by delivering written notice (a “Drag-Along Notice”) to the Drag-Along

Stockholders not later than three (3) Business Days prior to the consummation of the proposed Transfer, stating that such Transferring Stockholders wish to exercise their rights under this Section 6(a) with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the number of shares of Common Stock proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer; provided, that any Shares that would be Transferred by Drag-Along Stockholders to a Drag-Along Buyer pursuant to this Section 6 shall be included in determining whether or not a proposed transaction would result in the Transfer of a number of shares of Common Stock representing Control of Parent, and provided further, that in order for one Majority Stockholder to exercise its drag-along rights under this Section 6, it must receive the consent of the other Majority Stockholder, such consent being required for so long as such other Majority Stockholder, together with its Affiliates, beneficially owns at least five percent (5%) of the outstanding shares of Common Stock. For purposes of this Section 6, “Control of Parent” shall mean at least forty percent (40)% of the issued and outstanding shares of Common Stock or securities representing at least forty percent (40%) of the voting power of Parent.

(b) Upon delivery of a Drag-Along Notice, each Drag-Along Stockholder shall be required to Transfer its Pro Rata Portion, on the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Transferring Stockholders and the Drag-Along Buyer, subject to Section 6(f) and, in the case of Options, Section 8. Each Drag-Along Stockholder shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Transferring Stockholders in connection with the Transfer (other than any non-competition, non-solicitation or similar agreements or covenants that would bind the Drag-Along Stockholder or its Affiliates), and shall agree to the same conditions to the Transfer as the Transferring Stockholders agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Transferring Stockholder and each Drag-Along Stockholder severally and not jointly and that the aggregate amount of the liability of the Drag-Along Stockholder shall not exceed, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Stockholder as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, such Drag-Along Stockholder’s pro rata share of any such liability, to be determined in accordance with such Drag-Along Stockholder’s portion of the total number of shares of Common Stock included in such Transfer; provided, that in any event the amount of liability of any Drag-Along Stockholder shall not exceed the proceeds such Drag-Along Stockholder received in connection with such Transfer.

(c) In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Stockholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 6(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d) Solely for purposes of Section 6(c)(i) and in order to secure the performance of each Drag-Along Stockholder’s obligations under Section 6(c)(i), each Drag-Along Stockholder hereby irrevocably appoints each other Drag-Along Stockholder that qualifies as a Drag-Along Proxy Holder (as defined below) the attorney-in-fact and proxy of such first Drag-Along Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Shares as described in this paragraph if, and only in the event that, such Drag-Along Stockholder fails to vote or provide a written consent with respect to its Shares in accordance with the terms of Section 6(c)(i) (each such Drag-Along Stockholder, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent. Upon such failure, the Transferring Stockholders or any of them shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s Shares for the purposes of taking the actions required by Section 6(c)(i) (such Transferring Stockholders each and collectively, a “Drag-Along Proxy Holder”). Each Drag-Along Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Drag-Along Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 6(c)(i) with respect to the Shares held by such Drag-Along Stockholder. Notwithstanding the foregoing, the conditional proxy granted by this Section 6(d) shall be deemed to be revoked upon the termination of this Section 6 in accordance with its terms.

(e) If any Drag-Along Stockholder fails to deliver to the Drag-Along Buyer the certificate or certificates, if any, evidencing Shares to be sold pursuant to this Section 6, the Transferring Stockholders may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100 million (the “Escrow Agent”), and Parent shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such Drag-Along Stockholder’s rights in and to such Shares shall terminate. Thereafter, upon delivery to Parent by such Drag-Along Stockholder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Transferring Stockholders shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to Parent) to such Drag-Along Stockholder.

(f) In the event that the consideration to be paid in exchange for Shares in a proposed Transfer pursuant to this Section 6 includes any securities, and the receipt thereof by a Drag-Along Stockholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the proposed Transfer by the Transferring Stockholders or (b) the provision to any Drag-Along Stockholder of any specified information regarding Parent or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the proposed Transfer by the Transferring Stockholders, then such Drag-Along Stockholder shall not Transfer Shares in such proposed Transfer. In such event, the Transferring Stockholders shall have the obligation to cause to be paid to such Drag-Along Stockholder in lieu thereof, against surrender of the Shares that would have otherwise been Transferred by such Drag-Along Stockholder to the Drag-Along

Buyer in the proposed Transfer, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

(g) In the event that a Drag-Along Stockholder receives Illiquid Securities as proceeds in connection with a Transfer pursuant to this Section 6, such Drag-Along Stockholder shall receive the right to tag-along on transfers by the Majority Stockholders and be subject to drag-along rights of the Majority Stockholders with respect to such securities that are substantially similar to the tag-along rights and drag-along rights applicable to Shares under this Agreement.

(h) Each Majority Stockholder, each Management Stockholder and each Management Transferee that has become a party hereto shall be responsible for his, her or its proportionate share of the costs of a Transfer under this Section 6 to the extent not paid or reimbursed by the proposed Drag-Along Buyer, Parent or Avaya.

7. Tag-Along Rights.

(a) After compliance with Section 5 (if applicable and to the extent the right specified therein is not exercised), if a Majority Stockholder or a Majority Stockholder Permitted Transferee (the “Selling Stockholder”) proposes to Transfer any of its shares of Common Stock (a “Proposed Transfer”) (other than (i) to a Majority Stockholder Permitted Transferee, (ii) pursuant to or consequent upon the exercise of the drag-along rights set forth in Section 6, (iii) pursuant to Rule 144, (iv) pursuant to a registered offering or (v) any Transfers made by a stockholder of Parent after an IPO if such Selling Stockholder, together with its Affiliates, beneficially owns less than five percent (5%) of the outstanding shares of Common Stock), each Management Stockholder and each Management Transferee that has become a party hereto shall have the right to participate in the Selling Stockholder’s Transfer by transferring up to its Pro Rata Portion to the proposed Transferee (the “Proposed Purchaser”) (each Management Stockholder or Management Transferee who exercises its rights under this Section 7(a), a “Tagging Stockholder”).

(b) The Selling Stockholder shall give written notice (a “Tag-Along Notice”) to each Management Stockholder and each Management Transferee that has become a party hereto of a Proposed Transfer to which this Section 7 applies, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Proposed Purchaser, the proposed amount and form of consideration and other terms and conditions of payment offered by the Proposed Purchaser. The Selling Stockholder shall deliver or cause to be delivered to each Management Stockholder and each Management Transferee that has become a party hereto copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 7 must be exercised by a Management Stockholder or a Management Transferee that has become a party hereto within a period of (i) prior to an IPO, ten (10) Business Days from the date of the Tag-Along Notice or (ii) at any time after an IPO, three (3) Business Days from the date of the Tag-Along Notice, by delivery of a written notice to the Selling Stockholder indicating its desire to exercise its rights and specifying the number of Shares it desires to Transfer. If the Selling Stockholder is unable to cause the Proposed Purchaser to purchase all of the shares of Common Stock proposed to be

Transferred by the Selling Stockholder and the Tagging Stockholders, then the number of Shares that each such Management Stockholder or Management Transferee is permitted to sell in such Proposed Transfer shall be reduced pro rata based on the number of Shares proposed to be Transferred by such Management Stockholder or Management Transferee relative to the aggregate number of shares of Common Stock proposed to be Transferred by all stockholders of Parent participating in such Proposed Transfer. The Selling Stockholder shall have a period of sixty (60) days following the expiration of the ten (10) Business Day or three (3) Business Day period, as the case may be, mentioned above to enter into a definitive agreement to sell all of the shares of Common Stock agreed to be purchased by the Proposed Purchaser on the terms specified in the notice required by the first sentence of this Section 7(b). If the Proposed Purchaser agrees to purchase more shares of Common Stock than specified in the Tag-Along Notice in the Proposed Transfer, the Management Stockholders and the Management Transferees that have become parties hereto shall also have the same right to participate in the Transfer of such shares of Common Stock that are in excess of the amount set forth on the Tag-Along Notice in accordance with this Section 7.

(c) Any Transfer of Shares by a Tagging Stockholder to a Proposed Purchaser pursuant to this Section 7 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Selling Stockholder, subject to Section 7(d) and, in the case of Options, Section 8; provided, that in order to be entitled to exercise its tag-along right pursuant to this Section 7, each Tagging Stockholder must agree to make to the Proposed Purchaser representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Selling Stockholder in connection with the Proposed Transfer (other than any non-competition, non-solicitation or similar agreements or covenants that would bind the Tagging Stockholder or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Selling Stockholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder and each Tagging Stockholder severally and not jointly and that the aggregate amount of the liability of the Tagging Stockholder shall not exceed, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Stockholder as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, such Tagging Stockholder’s pro rata share of any such liability to be determined in accordance with such Tagging Stockholder’s portion of the total number of shares of Common Stock included in such Transfer; provided that, in any event the amount of liability of any Tagging Stockholder shall not exceed the proceeds such Tagging Stockholder received in connection with such Transfer. Each Tagging Stockholder shall be responsible for his, her or its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Purchaser, Parent or Avaya. The provisions of this Section 7 shall terminate upon a QPO.

(d) In the event that the consideration to be paid in exchange for Shares in a Proposed Transfer pursuant to this Section 7 includes any securities, and the receipt thereof by a Tagging Stockholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Transfer by the Selling Stockholder or (b) the provision to any Tagging Stockholder of any specified information regarding Parent or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Transfer by the Selling Stockholder, then such Tagging Stockholder shall not have the option to Transfer Shares in such Proposed Transfer. In such event, the Selling Stockholder shall have the right, but not the obligation, to cause to be paid to such Tagging Stockholder in lieu thereof, against surrender of the Shares that would have otherwise been Transferred by such Tagging Stockholder to the Proposed Purchaser in the Proposed Transfer, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

(e) In the event that a Tagging Stockholder receives Illiquid Securities as proceeds in connection with a Transfer pursuant to this Section 7, such Tagging Stockholder shall receive the right to tag-along on transfers by the Majority Stockholders and be subject to drag-along rights of the Majority Stockholders with respect to such securities that are substantially similar to the tag-along rights and drag-along rights applicable to Shares under this Agreement.

8. Calculations. For purposes of Sections 4, 5, 6 and 7, and the definition of “Pro Rata Portion,” the number of Shares held by a Management Stockholder or a Management Transferee that has become a party hereto shall be deemed to include all Options held by such Management Stockholder or Management Transferee that are then vested or that will vest upon the event in connection with which such calculation is being made, and such Options shall be treated as Shares for purposes of such Sections. If any Management Stockholder or Management Transferee shall sell Options pursuant to Section 6 or Section 7 as contemplated by this Section 8, such Management Stockholder or Management Transferee shall receive in exchange for such Options consideration in the amount (if greater than zero) equal to the purchase price received by the Drag Along Stockholders or Tagging Stockholders, as applicable, in such sale for the number of shares of Common Stock that would be issued upon exercise of such Options less the exercise price, if any, of such Options , subject to reduction for any tax or other amounts required to be withheld under applicable law.

9. Termination. Except with respect to Section 2 and Section 3(c), which shall survive the termination of this Agreement, and each Section hereof that specifies when such Section shall terminate, this Agreement shall terminate automatically (without any action by any party hereto) as to each Management Stockholder and each Management Transferee that has become a party hereto when such Management Stockholder or Management Transferee ceases to hold any Shares.

10. Legal Fees. Parent shall be liable for the reasonable legal fees and related expenses incurred in connection with work performed prior to the Closing Date by one (1) counsel employed by the Management Stockholders in connection with the negotiation and execution of this Agreement and all other equity and employment-related arrangements that are negotiated and executed in connection with the Merger.

11. Confidentiality.

(a) Nondisclosure and Nonuse of Confidential Information. All Confidential Information created by a Management Stockholder or a Management Transferee that has become a party hereto or to which such a Management Stockholder or Management Transferee has access as a result of a Management Stockholder’s Employment or such Management Stockholder’s or Management Transferee’s other associations with Parent or an Affiliate of Parent is and shall remain the sole and exclusive property of Parent or such Affiliate of Parent. Each Management Stockholder and each Management Transferee that has become a party hereto hereby agrees that such Management Stockholder or Management Transferee will never, directly or indirectly, use or disclose any Confidential Information (a) except, with respect to a Management Stockholder, as required for the proper performance of such Management Stockholder’s regular duties for Parent or an Affiliate of Parent and (b) except, with respect to a Management Stockholder or a Management Transferee, (i) as expressly authorized in writing in advance by Parent or an Affiliate of Parent, (ii) as required by applicable law or regulation, (iii) to such Management Stockholder’s or Management Transferee’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring such Management Stockholder’s or Management Transferee’s investment in Parent (provided they agree not to disclose such Confidential Information to others, except as authorized by this Section 11), (iv) to any prospective purchaser of any Shares from such Management Stockholder or Management Transferee (at a time when such Transfer is permissible under the terms of this Agreement and other applicable agreements), so long as such prospective purchaser agrees to be bound by the provisions of this Section 11 and to use such Confidential Information solely for purposes of evaluating a possible investment in Parent, or (v) as may be reasonably determined by such Management Stockholder or Management Transferee to be necessary in connection with the enforcement of such Management Stockholder’s or Management Transferee’s rights in connection with this Agreement or such Management Stockholder’s or Management Transferee’s investment in Parent. The provisions of this Section 11 shall continue to apply after the termination of this Agreement and, with respect to a Management Stockholder, after the termination of such Management Stockholder’s Employment, howsoever caused. Each Management Stockholder and each Management Transferee that has become a party hereto shall furnish prompt notice to Parent of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal process or requirement, and shall provide Parent a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure, to the greatest extent time and circumstances permit.

(b) Use and Return of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of Parent or an Affiliate of Parent and any copies (including without limitation electronic), in whole or in part, thereof (the “Documents” and each individually, a “Document”), whether or not prepared by a Management Stockholder or a Management Transferee that has become a party hereto, shall be the sole and exclusive property of Parent or such Affiliate of Parent. Except, with respect to a Management Stockholder, as required for the proper performance of such Management Stockholder’s regular duties for Parent or an Affiliate of Parent, and except, with respect to a Management Stockholder or a Management Transferee, as expressly authorized in writing in advance by Parent or an Affiliate of Parent, such Management Stockholder or Management Transferee hereby agrees that it will not copy any Documents or, with respect to a Management

Stockholder, remove any Documents or copies or derivatives thereof from the premises of Parent or such Affiliate of Parent. Each Management Stockholder and each Management Transferee that has become a party hereto hereby agrees that it will safeguard and return to Parent, with respect to a Management Stockholder, immediately upon termination of such Management Stockholder’s Employment, and, with respect to a Management Stockholder or a Management Transferee, at such other times as may be specified by Parent, all Documents and any other property of Parent and any documents, records and files of Parent’s (or an Affiliate of Parent’s) customers, subcontractors, vendors and suppliers (“Third-Party Documents” and each individually a “Third-Party Document”), as well as any other property of such customers, subcontractors, vendors and suppliers, then in such Management Stockholder’s or such Management Transferee’s possession or control. If a Document or Third-Party Document is on electronic media, such Management Stockholder or Management Transferee may, in lieu of surrendering a Document or Third-Party Document, provide a copy thereof on electronic media (e.g., a properly formatted diskette) to Parent and delete and overwrite all other electronic media copies thereof; provided that upon the request of any duly authorized officer of Parent, such Management Stockholder or Management Transferee will disclose all passwords necessary or desirable to enable Parent to obtain access to any such Documents or Third-Party Documents. Notwithstanding any provision of this Section 11(b) to the contrary, such Management Stockholder or Management Transferee shall be permitted to retain copies of all Documents evidencing, with respect to a Management Stockholder, such Management Stockholder’s hire, equity and other compensation rate and benefits, and, with respect to a Management Stockholder or a Management Transferee, this Agreement and any other agreements between such Management Stockholder or Management Transferee and Parent that such Management Stockholder or Management Transferee has signed.

12. Merger with Avaya. In the event of any merger, statutory share exchange or other business combination of Parent with Avaya or any of its subsidiaries, (i) each of the Management Stockholders and each of the Management Transferees that have become parties hereto and Avaya (or the applicable subsidiary) shall, to the extent necessary, as they determine, execute a stockholders’ agreement with terms that are substantially equivalent to this Agreement; provided that such stockholders’ agreement shall terminate upon the same terms and conditions as provided herein, and (ii) Parent shall distribute any securities issued to Parent pursuant to such merger to the Management Stockholders and the Management Transferees that have become parties hereto pro rata in accordance with their respective ownership of Shares.

13. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of Parent, each Majority Stockholder and Management Stockholders and/or Management Transferees that have become parties hereto holding a majority of the Shares that are subject to this Agreement. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the right of each Management Stockholder and each Management Transferee that has become a party hereto to assign his, her or its rights under Section 3(a) and Parent’s right to assign its rights under Section 4, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

14. Definitions. For purposes of this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, for purposes of this Agreement, (i) no stockholder of Parent shall be deemed an Affiliate of Parent or any of its subsidiaries, (ii) Sierra Co-Invest, LLC shall not be deemed an Affiliate of either Majority Stockholder, and (iii) portfolio companies of the Majority Stockholders and their respective investment fund affiliates shall not be deemed to be Affiliates of the Majority Stockholders.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Avaya” shall have the meaning ascribed to such term in the recitals.

“Bad Leaver Price” shall have the meaning ascribed to such term in Section 4(a)(ii).

“Board” shall mean Parent’s Board of Directors.

“Breaching Drag-Along Stockholder” shall have the meaning ascribed to such term in Section 6(d).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York and Fort Worth, Texas are authorized or obligated by law or executive order to close.

“Call Notice” shall have the meaning ascribed to such term in Section 4(a)(iv).

“Cause” shall have the meaning ascribed to such term in the Plan.

“Closing Date” means the date of the consummation of the Merger.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning ascribed to such term in the recitals.

“Compete” shall mean, with respect to a Management Stockholder, to work for or provide services to, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, any Material Competitor at any time during the twelve (12) months following the termination of such Management Stockholder’s Employment, and “Competes” and “Competing” shall each have a correlative meaning; provided, however, for the avoidance of doubt, that the following actions do not constitute

Competing for purposes hereunder: (i) the passive ownership by such Management Stockholder of no more than two percent (2%) of the equity securities of any publicly traded company; (ii) such Management Stockholder’s providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which such Management Stockholder provides services is a Material Competitor, and the Management Stockholder does not otherwise engage in competition on behalf of the multi-division entity or any competing division or subsidiary thereof.

“Confidential Information” shall mean any and all information of Parent or an Affiliate of Parent, whether or not in writing, that is not generally known by others with whom Parent or such Affiliate of Parent competes or does business, or with whom Parent or such Affiliate of Parent plans to compete or do business, and any and all information, which, if disclosed, would assist in competition against Parent or an Affiliate of Parent, including but not limited to (a) all proprietary information of Parent or an Affiliate of Parent, including but not limited to the products and services, technical data, methods, processes, know-how, developments, inventions, and formulae of Parent or such Affiliate of Parent, (b) the development, research, testing, marketing and financial activities and strategic plans of Parent or such Affiliate of Parent, (c) the manner in which Parent or such Affiliate of Parent operates, (d) the costs and sources of supply of Parent or such Affiliate of Parent, (e) the identity and special needs of the customers, prospective customers and subcontractors of Parent or such Affiliate of Parent, and (f) the people and organizations with whom Parent or such Affiliate of Parent has business relationships and the substance of those relationships. Without limiting the generality of the foregoing, “Confidential Information” shall specifically include: (i) any and all product testing methodologies, product test results, research and development plans and initiatives, marketing research, plans and analyses, strategic business plans and budgets, and technology grids; (ii) any and all vendor, supplier and purchase records, including without limitation the identity of contacts at any vendor, any list of vendors or suppliers, any lists of purchase transactions and/or prices paid; and (iii) any and all customer lists and customer and sales records, including without limitation the identity of contacts at purchasers, any list of purchasers, and any list of sales transactions and/or prices charged by Parent or an Affiliate of Parent. “Confidential Information” shall also include any information that Parent or an Affiliate of Parent may receive or has received from customers, subcontractors, suppliers or others, with any understanding, express or implied, that the information would not be disclosed. Notwithstanding the foregoing, “Confidential Information” shall not include information that (A) is known or becomes known to the public in general (other than as a result of a breach of Section 11), (B) is or has been independently developed or conceived without use of Confidential Information of Parent or an Affiliate of Parent or (C) is or has been made known or disclosed by a third party without a breach of any obligation of confidentiality such third party may have to Parent or an Affiliate of Parent of which the Person to whom such information is or has been made known or disclosed is aware.

“Control of Parent” shall have the meaning ascribed to such term in Section 6(a).

“Covered Management Share” shall mean, with respect to a Management Stockholder, a Share that (i) is then owned by such Management Stockholder, (ii) has been Transferred by such Management Stockholder to a Permitted Transferee of such Management Stockholder or

(iii) was issued directly to a Management Transferee at the request of such Management Stockholder.

“Demand Registration” means a request by a Majority Stockholder to Parent for Registration of all or part of the securities of Parent held by such Majority Stockholder.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disability” shall have the meaning ascribed to such term in the Plan.

“Document” and “Documents” shall have the meanings ascribed to such terms in Section 11(b).

“Drag-Along Buyer” shall have the meaning ascribed to such term in Section 6(a).

“Drag-Along Notice” shall have the meaning ascribed to such term in Section 6(a).

“Drag-Along Proxy Holder” shall have the meaning ascribed to such term in Section 6(d).

“Drag-Along Stockholders” shall have the meaning ascribed to such term in Section 6(a).

“Employment” shall have the meaning ascribed to such term in the Plan.

“Escrow Agent” shall have the meaning ascribed to such term in Section 6(e).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall have the meaning ascribed to such term in the Plan.

“Family Member” shall mean, with respect to any natural Person, (a) any immediate family member of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased, (d) any not-for-profit corporation or private charitable foundation and (e) any trust, partnership or other estate planning vehicle for the exclusive benefit of an immediate family member of such natural Person; provided, in the case of a transfer pursuant to clause (a), that the transferee and, in the case of a transfer to a partnership pursuant to clause (e), that each partner of such partnership, qualifies as a “family member” as defined in Rule 701(c)(3) promulgated under the Securities Act or in the instructions to Form S-8.

“Illiquid Securities” shall mean securities which are not traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market or on a comparable securities market or exchange existing now or in the future or which are so traded or quoted but which are subject to a contractual restriction on transfer which does not apply to securities of the same type which are held by the Majority Stockholders.

“Invested Equity” shall have the meaning ascribed to such term in the recitals.

“IPO” shall mean the first underwritten public offering and sale of the equity securities of Parent or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Majority Stockholders” shall mean each of TPG and Silver Lake, and “Majority Stockholder” shall mean either of them.

“Majority Stockholder Permitted Transferee” shall mean (i) an Affiliate of a Majority Stockholder, (ii) in the case of any Majority Stockholder that is a partnership, limited liability company, or any foreign equivalent thereof, any partner, member or foreign equivalent thereof of such Majority Stockholder and (iii) an entity created by the Majority Stockholders to which they contribute their Common Stock and in which their respective ownership interests are in proportion to the number of shares of Common Stock contributed by each; provided, however, that a partner, member or foreign equivalent thereof of a Majority Stockholder shall not be a Majority Stockholder Permitted Transferee under clause (ii) unless the Transfer to such Person is made in a pro rata distribution in accordance with the applicable partnership agreement, limited liability company agreement or foreign equivalent thereof, as the case may be.

“Management Stockholder” or “Management Stockholders” shall have the meaning ascribed to such terms in the preamble.

“Management Transferee” shall mean (i) a stockholder of Parent that acquired Shares from a Management Stockholder or a Permitted Transferee of a Management Stockholder or (ii) a Person to whom or to which shares of Common Stock were issued at the request of a Management Stockholder.

“Material Competitor” shall mean an entity, or a division or subsidiary of a multi-division entity or holding company, which engages in one or more of the fields in which Avaya and its Affiliates conduct business and from which Avaya and its Affiliates derive at least 10% of their annual gross revenues, as determined, with respect to a Management Stockholder, on the date of such Management Stockholder’s termination of Employment.

“Merger” shall mean the merger of Sierra Merger Corp. with and into Avaya, with Avaya as the surviving corporation.

“Offer Notice” shall have the meaning ascribed to such term in Section 5(a)(i).

“Options” shall have the meaning ascribed to such term in the recitals.

“Parent” shall have the meaning ascribed to such term in the preamble.

“Permitted Transferee” means, (i) with respect to a Management Stockholder or a Management Transferee that is a natural person, (a) a Family Member of such Management Stockholder or Management Transferee, (b) on such Management Stockholder’s or such

Management Transferee’s death, such Management Stockholder’s or Management Transferee’s executors, administrators, testamentary trustees, legatees or beneficiaries, and (c) a Person the applicable Transfer to whom or to which has been specifically approved by the Board; (ii) with respect to a Management Transferee that is not a natural person, an Affiliate of such Management Transferee and (iii) with respect to any Management Stockholder, Parent pursuant to an agreement between such Management Stockholder and Parent set forth in the manager stock rollover agreement pursuant to which such Management Stockholder subscribed for Shares from Parent.

“Person” shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.

“Plan” shall have the meaning ascribed to such term in the recitals.

“Promissory Note” shall mean a promissory note issued by Parent (i) with a principal amount equal to the applicable amount due under Section 4(a) or Section 4(b) or under a prior Promissory Note that was not paid in cash, (ii) on which interest will accrue on the principal thereof at a rate equal to the average annual prime rate plus one percent (1%) (during the period commencing on the date on which the applicable amount due under Section 4(a) or Section 4(b) would have been paid but for the issuance of such promissory note and ending on the date on which the payment in connection with which interest is being calculated is paid), and (iii) for which the principal, together with the interest thereon, will, subject to the last sentence of Section 4(c), become due and payable in three (3) equal annual installments payable on, the first, second and third anniversaries of the date of issuance thereof.

“Proposed Purchaser” shall have the meaning ascribed to such term in Section 7(a).

“Proposed Transfer” shall have the meaning ascribed to such term in Section 7(a).

“Pro Rata Portion” shall mean:

(a) For purposes of Section 6 hereof, with respect to a Drag-Along Stockholder, a number of Shares determined by multiplying (i) the aggregate number of Shares held by such Drag-Along Stockholder by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be Transferred by the Transferring Stockholders to the Drag-Along Buyer and the denominator of which is the aggregate number of shares of Common Stock held by the Majority Stockholders.

(b) For purposes of Section 7 hereof, with respect to a Tag-Along Stockholder, a number of shares of Common Stock determined by multiplying (i) the total number of shares of Common Stock proposed to be Transferred by the Selling Stockholders to the Proposed Purchaser, by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Tagging Stockholder and the denominator of which is the aggregate number of shares of Common Stock held by all stockholders of Parent that have tag-along rights with respect to the applicable Proposed Transfer.

“Public Sale” shall mean an offering of the equity securities of Parent by Parent for its own account or for the account of any other Persons (other than (i) in connection with an IPO (including a primary or secondary offering of shares of Common Stock, or a combination thereof), (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of Parent pursuant to any employee stock plan or other employee benefit plan arrangement or (iv) a Demand Registration or a Registration pursuant to a Shelf Registration Statement at the request of one or more Majority Stockholders).

“QPO” shall mean the first public offering and sale pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act or Rule 144 sale, which, in combination with any previous public offering and sale pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act or Rule 144 sale, results in an aggregate of at least thirty-five percent (35%) of the common stock of Parent or its successor having been sold in public offerings and sales pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act or under Rule 144.

“Registration” means a registration with the SEC of Parent’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Statement” means any registration statement of Parent filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, all amendments and supplements to such prospectus, and all other material incorporated by reference in such prospectus; amendments and supplements to such registration statement, including pre- and post-effective amendments; and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 160” shall have the meaning ascribed to such term in Section 4(c).

“Securities Act” shall have the meaning ascribed to such term in Section 2.

“Selling Stockholder” shall have the meaning ascribed to such term in Section 7(a).

“Shares” shall, subject to Section 8, mean shares of Common Stock acquired by any Management Stockholder from whatever source on or following the date of this Agreement; provided that the term “Shares” shall include securities of any kind whatsoever distributed with respect to the Common Stock acquired by a Management Stockholder or a Management Transferee pursuant to the Plan or otherwise and any securities issued or issuable with respect to such Common Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Shelf Registration Statement” means a Registration Statement of Parent filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if Parent is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering securities of Parent, as applicable.

“Silver Lake” shall mean, collectively, Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. and their respective Affiliates that hold shares of Common Stock.

“Tag-Along Notice” shall have the meaning ascribed to such term in Section 7(b).

“Tagging Stockholder” shall have the meaning ascribed to such term in Section 7(a).

“Third Party Document” and “Third Party Documents” shall have the meanings ascribed to such terms in Section 11(b).

“TPG” shall mean, collectively, TPG Partners V, L.P. and its respective Affiliates that hold shares of Common Stock.

“Transfer” shall mean, with respect to any shares of Common Stock or Options, as the case may be, a direct or indirect transfer, sale, exchange, redemption, assignment, pledge, hypothecation or other encumbrance or other disposition of such shares of Common Stock, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee”, “Transferability”, and “Transferor” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any stockholder of Parent all or substantially all of whose assets are shares of Common Stock shall constitute a “Transfer” for purposes of this Agreement, as if such interest was a direct interest in Parent.

“Transferring Stockholders” shall have the meaning ascribed to such term in Section 6(a).

“Underwritten Offering” means a Registration in which securities of Parent are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

15. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the parties at the following addresses (or such other address as such parties may specify by written notice to the other parties):

If to a Management Stockholder, to the most recent address of such Management Stockholder as shown on records of Parent, with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Attention: Robert J. Lichtenstein

Telephone: 215.963.5726

Fax: 215.963.4815;

If to a Management Transferee that has become a party hereto, to the address of such Management Transferee shown on the signature page hereto signed by such Management Transferee, with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Attention: Robert J. Lichtenstein

Telephone: 215.963.5726

Fax: 215.963.4815;

If to Parent, to:

Sierra Holdings Corp.

c/o Avaya Inc.

211 Mt. Airy Road

Basking Ridge, New Jersey 07920

Attention: Pamela F. Craven, Chief Administrative Officer

Telephone: 908.953.6000

Fax: 908.953.3902

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Alfred O. Rose, Esq.

Telephone: 617.951.7372

Fax: 617.951.7050;

If to Silver Lake, to:

Silver Lake Partners III, L.P.

9 West 57th Street, 25th Floor

New York, New York 10019

Attention: Greg Mondre

Telephone: 212.981.5600

Fax: 212.381.3535

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Alfred O. Rose, Esq.

Telephone: 617.951.7372

Fax: 617.951.7050; and

If to TPG, to:

TPG Partners V, L.P.

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Clive D. Bode

Telephone: 817.871.4000

Fax: 817.871.4001

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Alfred O. Rose, Esq.

Telephone: 617.951.7372

Fax: 617.951.7050.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

17. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT

SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

18. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Any party hereto may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the parties hereto to the waiver of their rights to trial by jury.

19. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

21. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

22. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

23. Aggregation of Shares of Common Stock. All shares of Common Stock held by a Majority Stockholder shall be aggregated together for purposes of determining the availability of any rights hereunder. As among the members of any Majority Stockholder, such Majority Stockholder may allocate the ability to exercise any rights under this Agreement in any manner that such Majority Stockholder sees fit.

24. Exculpation Among Stockholders. Each Management Stockholder acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Management Stockholder or any Majority Stockholder), other than the Parent and its officers, directors and other representatives (acting solely in their capacity as representatives of the Parent), in deciding to invest and in making its investment in the Parent. Each Management

Stockholder agrees that no other Management Stockholder or Majority Stockholder nor the respective controlling persons, officers, directors, partners, members, agents or employees of any other Management Stockholder or Majority Stockholder shall be liable to such Management Stockholder for any losses incurred by such Management Stockholder in connection with its investment in the Parent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SIERRA HOLDINGS CORP.

By:	/s/ Pamela Craven
Name: Pamela Craven
Title: Chief Administrative Officer

THE MAJORITY STOCKHOLDERS: SILVER LAKE PARTNERS II, L.P.

By:	Silver Lake Technology Associates II, L.L.C.,
its General Partner

By:	Silver Lake Group, L.L.C.,
its Managing Member

By:	/s/ Jim Davidson
Name: Jim Davidson
Title: Managing Member

[Signature Page to Management Stockholders’ Agreement]

SILVER LAKE TECHNOLOGY INVESTORS II, L.P.

By:	Silver Lake Technology Associates II, L.L.C.,
its General Partner

By:	Silver Lake Group, L.L.C.,
its Managing Member

By:	/s/ Jim Davidson
Name: Jim Davidson
Title: Managing Member

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P.,
its General Partner

By:	SLTA III (GP), L.L.C.,
its General Partner

By:	Silver Lake Group, L.L.C.,
its Managing Member

By:	/s/ Jim Davidson
Name: Jim Davidson
Title: Managing Member

[Signature Page to Management Stockholders’ Agreement]

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P.,
its General Partner

By:	SLTA III (GP), L.L.C.,
its General Partner

By:	Silver Lake Group, L.L.C.,
its Managing Member

By:	/s/ Jim Davidson
Name: Jim Davidson
Title: Managing Member

[Signature Page to Management Stockholders’ Agreement]

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P.,
its General Partner

By:	TPG Advisors V, Inc.,
its General Partner

By:	/s/ Clive Bode
	Name:	Clive Bode
	Title:	Vice President

[Signature Page to Management Stockholders’ Agreement]

SCHEDULE A

MANAGEMENT STOCKHOLDERS

A-1